Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Barbara Brungess
Vice President, Corporate & Investor Relations
610-727-7199
bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN ELECTS D. MARK DURCAN TO ITS BOARD OF DIRECTORS

VALLEY FORGE, PA, September 8, 2015 — AmerisourceBergen Corporation (NYSE:ABC) today announced that its Board of Directors has elected D. Mark Durcan, 54, to its Board of Directors, effective immediately.  Mr. Durcan fills the vacancy created by Edward E. Hagenlocker’s retirement at the annual meeting of stockholders on March 5, 2015.

Mr. Durcan is currently the Chief Executive Officer and a director of Micron Technology, Inc., a global leader in advanced semiconductor systems.  Mr. Durcan, a 30-year veteran of Micron, has served as Chief Executive Officer and a director since February 2012. He served as President from June 2007 until February 2012, during which time he continued in his role as Chief Operating Officer, a position he assumed in February 2006.  He served as Chief Technology Officer from June 1997 to February 2006.  Before his appointment as Chief Technology Officer, he held various other positions with Micron and its subsidiaries.

During Mr. Durcan’s tenure as Chief Executive Officer, Micron has become one of the largest chip makers in the world.  Under his leadership, Micron has driven its next-generation technologies to market and expanded its global presence and capabilities, developing and maintaining long-standing partnerships with industry leaders, such as Intel, and completing strategic acquisitions all over the world.

Mr. Durcan currently serves on the Board of Directors of Freescale Semiconductor, Ltd., the Semiconductor Industry Association Board and the Tech CEO Council. He is the Chairman of the Micron Technology Foundation, Inc., which was formed to advance science, technology, engineering, and math (STEM) education and support civic and charitable institutions in the communities in which Micron employees live and work.  Mr. Durcan previously served on the board of MWI Veterinary Supply, Inc.

“Mark’s understanding of international markets and his experience managing global manufacturing, procurement and supply chain activities combined with his expertise in technology make him an excellent addition to our Board,” said Richard C. Gozon, Chairman of the Board of AmerisourceBergen.

Added Steven H. Collis, President and Chief Executive Officer of AmerisourceBergen, “Mark is recognized for his strategic vision and focus on technology innovation to drive growth in a highly competitive industry, as well as his success and personal commitment to fostering international partnerships and joint ventures to expand the footprint of a U.S.-based business in key markets all over the world.  Mark’s insights will be invaluable as we pursue our long-range plans to increase our international presence and invest in technology to enhance supply chain efficiency and security.”

Mr. Durcan earned both bachelor’s and master’s degrees in chemical engineering from Rice University.

About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel in human and animal health. With over $120 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 16,000 people. AmerisourceBergen is ranked #16 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: competition; industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in pharmaceutical market growth rates; price inflation in branded and generic pharmaceuticals and price deflation in generics; declining economic conditions in the United States and abroad; financial market volatility and disruption; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; the loss, bankruptcy or insolvency of a major supplier; changes to the customer or supplier mix; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; interest rate and foreign currency exchange rate fluctuations; the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices; risks associated with the strategic, long-term relationship between Walgreen Boots Alliance, Inc. and AmerisourceBergen, including with respect to the pharmaceutical distribution agreement and/or the global sourcing joint venture;  risks associated with the potential impact on AmerisourceBergen’s earnings per share resulting from the issuance of the warrants to subsidiaries of Walgreen Boots Alliance, Inc. (the “Warrants”); AmerisourceBergen’s inability to implement its hedging strategy to mitigate the potentially dilutive effect of the issuance of its common stock in accordance with the Warrants under its special share repurchase program due to its financial performance, the current and future share price of its common stock, its expected cash flows, competing priorities for capital, and overall market conditions; changes in the United States healthcare and regulatory environment; increasing governmental regulations regarding the pharmaceutical supply channel; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; increased federal scrutiny and qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation; material adverse resolution of pending legal proceedings; declining reimbursement rates for pharmaceuticals; the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of recently-acquired MWI or ability to capture all of the anticipated synergies related thereto; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; malfunction, failure or breach of the sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; changes in tax laws or legislative initiatives that could adversely affect AmerisourceBergen’s tax positions and/or AmerisourceBergen’s tax liabilities or adverse resolution of challenges to AmerisourceBergen’s tax positions; natural disasters or other unexpected events that affect AmerisourceBergen’s operations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting AmerisourceBergen’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and elsewhere in that report and (ii) in other reports.

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